UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - JULY 20, 2006

MANCHESTER INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-50477	98-0380409
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Crescent Court, 7th Floor
Dallas, Texas 75201
(Address of principal executive offices)

(866) 230-1805
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01: Entry into a Material Definitive Agreement.

On July 20, 2006, the Board of Directors of Manchester Inc. (“Manchester” or the “Company”) appointed Mr. Herbert Hirsch as a Director.

In connection with Mr. Hirsch’s appointment, on July 20, 2006, the Company entered into a Qualified Stock Option Agreement with Mr. Hirsch (the “Stock Option Agreement”). Mr. Hirsch has been granted an option (the “Option”) to purchase 200,000 shares of the Company's common stock at an exercise price of $5.86 per share. The exercise price was determined by reference to the closing trading price of the Company's common stock on the day immediately preceding the date of grant of the Option. The Option shall vest over the course of three years from the date of its grant, with 66,666 shares exercisable one year from the date of the grant, 66,666 shares exercisable two years from the date of the grant and the remaining 66,667 shares exercisable three years from the date of the grant.

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 20, 2006, the Company’s Board of Directors appointed Mr. Herbert Hirsch as a Director. In connection with Mr. Hirsch’s service as a director of the Company, on July 20, 2006, Mr. Hirsch and the Company entered into the Stock Option Agreement, the terms and conditions of which are set forth in Item 1.01 above, which disclosure is incorporated herein by reference thereto.

Item 8.01: Other Events - Press Release

The Company issued a press release on July 20, 2006 disclosing the appointment of Mr. Hirsch to the Company’s Board of Directors. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

Exhibit 99.1	Press Release dated July 20, 2006.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MANCHESTER INC.

Dated: July 24, 2006	By:	/s/ Richard D. Gaines
Name: Richard D. Gaines
Title: Secretary and Director